Joint Filer Information

Title of Security:           Common Shares

Issuer & Ticker Symbol:      Aether Systems Inc (AETH)

Designated Filer:            Amaranth LLC

Other Joint Filers:          Amaranth Advisors L.L.C.
                             Nicholas M. Maounis

Addresses:                   The principal business office address for each of
                             the above joint filers is One American Lane, Greenwich, Connecticut 06831.

Signatures:

                             AMARANTH ADVISORS L.L.C.


                             By: /s/ Nicholas M. Maounis
                                 ----------------------------------------
                                     Nicholas M. Maounis, Managing Member


                             NICHOLAS M. MAOUNIS

                             /s/ Nicholas M. Maounis
                             -----------------------
                                 Nicholas M. Maounis